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                                                                    Exhibit 23.2

                    Consent of Independent Public Accountants

The Board of Directors
Bank One Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-4 ("Registration Statement") of J.P. Morgan Chase & Co. of our report dated January 20, 2004, relating to the consolidated balance sheets of Bank One Corporation and subsidiaries ("Bank One") as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the 2003 Annual Report to Stockholders which is included in Bank One's 2003 Form 10-K, incorporated by reference in the Registration Statement. Our report dated January 20, 2004 refers to Bank One's adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, effective December 31, 2003, and the discontinuance and sale of Bank One's corporate trust services business in 2003. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


KPMG LLP

Chicago, Illinois
February 18, 2004